Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Very Strong Fiscal 2017 Fourth Quarter and Full-Year Results

Q4 FY17 (all from continuing operations):

•	GAAP EPS of $2.15, up 63 percent versus the prior year; GAAP net income of $474 million

•	Adjusted EPS of 1.76*, up 18 percent versus prior year; previous adjusted guidance of $1.65 to $1.70

•	Adjusted EBITDA margin of 34.9 percent*

Fiscal 2017 (all from continuing operations):

•	GAAP EPS of $5.16, up two percent versus prior year; GAAP net income of $1.1 billion

•	Adjusted EPS of $6.31*, up 12 percent versus prior year

•	Adjusted EBITDA margin of 34.1 percent*

Highlights

•	Completed spin-off of Versum Materials and sale of Performance Materials business

•	Brought major projects onstream, including large hydrogen plant for BPCL in India; large air separation unit (ASU) in Pyeongtaek City, South Korea; and large ASU for Yitai in China

•	Made significant progress on the world's largest industrial gas complex in Jazan, Kingdom of Saudi Arabia (KSA)

•	Signed agreement to form $1.3 billion joint venture for Lu'An coal-to-syngas project in China

•	New project wins around the world for key customers in the electronics, manufacturing and chemical markets

Guidance

•
Fiscal 2018 adjusted EPS guidance of $6.85 to $7.05 per share, up nine to 12 percent over prior year; fiscal 2018 first quarter adjusted EPS guidance of $1.60 to $1.70 per share, up nine to 16 percent over the fiscal 2017 first quarter. This guidance excludes the Lu'An project and any other significant acquisitions.

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures. These exclude discontinued operations and are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found below.

LEHIGH VALLEY, Pa. (October 26, 2017) – Air Products (NYSE: APD) today reported GAAP net income from continuing operations of $474 million and GAAP diluted earnings per share (EPS) from continuing operations of $2.15, up 64 percent and 63 percent, respectively, from the prior year, for its fiscal fourth quarter ended September 30, 2017.
On a non-GAAP basis, quarterly adjusted diluted earnings per share from continuing operations of $1.76 showed very strong growth, up 18 percent versus prior year.

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Fourth quarter sales of $2,203 million increased 13 percent from the prior year, on nine percent higher volumes, two percent higher pricing, and favorable energy pass-through and currency of one percent each. Volumes were higher in all three Industrial Gas regions.
For the quarter, adjusted EBITDA of $769 million increased 13 percent over the prior year on strong volume growth, higher pricing and productivity. Adjusted EBITDA margin of 34.9 percent increased 10 basis points from the prior year and was negatively impacted by 30 basis points from higher energy pass-through; excluding this impact, adjusted EBITDA margin increased 40 basis points.

Fiscal 2017

For the year, Air Products reported GAAP net income from continuing operations of $1.1 billion and GAAP diluted EPS from continuing operations of $5.16, up three percent and two percent, respectively.

On a non-GAAP basis, adjusted diluted earnings per share from continuing operations of $6.31 was up 12 percent versus prior year, the third consecutive year of significant growth.

Sales of $8.2 billion increased nine percent over prior year, on six percent higher volumes, three percent higher energy pass-through and one percent higher pricing, partially offset by one percent unfavorable currency.

Adjusted EBITDA of $2.8 billion increased seven percent over the prior year, led by strong volume growth and productivity. Adjusted EBITDA margin of 34.1 percent decreased 80 basis points and was negatively impacted by 90 basis points from higher energy pass-through; excluding this impact, adjusted EBITDA margin was up 10 basis points.

Commenting on the results, Seifi Ghasemi, chairman, president and chief executive officer, said, "The talented, committed and dedicated team at Air Products, our people, delivered an excellent set of results. For the fourth quarter of fiscal 2017, our adjusted EPS was up 18 percent versus the fourth quarter of fiscal 2016, and for fiscal 2017, adjusted EPS is 12 percent higher than last year. This is the fourteenth consecutive quarter that we have reported year-on-year adjusted EPS growth. This is also the third consecutive year that we have delivered adjusted EPS growth of more than 10 percent.

"We generated strong cash flow and returned about $800 million of that to our shareholders through dividends. We continue to be the safest and most profitable industrial gas company in the world, with adjusted EBITDA margin of over 34 percent. We have a great team that is totally focused on delivering strong performance, day in and day out. Ultimately, our success is built on providing excellent service to our customers. We are committed to providing them with the right innovations and solutions to make their processes better."

Fourth Quarter Results by Business Segment

•
Industrial Gases – Americas sales of $953 million increased nine percent, primarily driven by seven percent higher volumes. Hydrogen demand was strong despite hurricane impacts on the Gulf Coast. Operating income of $266 million increased 19 percent. Adjusted EBITDA of $402 million increased 14 percent on higher volumes, lower maintenance costs and productivity actions. Adjusted EBITDA margin of 42.2 percent increased 220 basis points over the prior year. Higher energy pass-through negatively impacted adjusted EBITDA margin by 60 basis points; excluding energy pass-through, adjusted EBITDA margin increased 280 basis points.

•
Industrial Gases – EMEA sales of $515 million increased 24 percent versus last year, driven by 18 percent higher volumes and five percent favorable currency. The higher volumes were primarily from a new hydrogen plant in India; merchant demand was also positive. Operating income of $119 million increased 21 percent. Adjusted EBITDA of $180 million increased 17 percent over the prior year, primarily from the India plant as well as higher merchant volumes, productivity and the positive currency impact. Adjusted EBITDA margin of 35.0 percent decreased 220 basis points from the prior year, driven by the India hydrogen plant. While this plant delivers strong returns, the significant energy pass-through is dilutive to margins.

•
Industrial Gases – Asia sales of $552 million increased 23 percent over prior year, with volumes up 17 percent and pricing up six percent. Approximately two-thirds of this volume growth was from new plants, while the remaining third was from broad, base business growth. China merchant pricing drove the overall pricing improvement. Operating income of $152 million increased 38 percent. Adjusted EBITDA of $224 million increased 31 percent, and adjusted EBITDA margin of 40.6 percent increased 240 basis points on strong volumes and higher pricing.

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Outlook
Ghasemi said, “We continue to be optimistic about the future performance of Air Products and the opportunities we see in front of us. We have the strongest balance sheet in the industry, with over $8 billion available to invest over the next three years. We remain confident in our ability to create shareholder value by deploying this capital through acquisitions, asset buybacks and very large industrial gas projects around the world, driven by demand for more energy, cleaner energy and emerging market growth. We are committed to delivering excellent short-term and long-term performance by improving our adjusted EPS by 10 percent every year, as we have done in the past three years."
Air Products expects fiscal 2018 adjusted EPS of $6.85 to $7.05 per share, up nine to 12 percent over last year. For the fiscal 2018 first quarter, Air Products expects adjusted EPS from continuing operations of $1.60 to $1.70 per share, up nine to 16 percent over last year. This guidance excludes the Lu'An project and any other significant acquisitions.
The capital expenditure forecast for fiscal year 2018 is expected to be in the range of $1 to $1.2 billion on a GAAP and non-GAAP basis. This guidance excludes Lu'An and any other significant acquisitions.
Management has provided adjusted EPS guidance on a continuing operations basis. While Air Products might incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Management does not believe these items to be representative of underlying business performance. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS to a comparable GAAP range.

Earnings Teleconference
Access the Q4 earnings teleconference scheduled for 10:00 a.m. Eastern Time on October 26 by calling (323) 794-2093 and entering passcode 9786557, or access the Event Details page on Air Products’ Investor Relations web site.

About Air Products
Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company’s core industrial gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment.
The Company had fiscal 2017 sales of $8.2 billion from continuing operations in 50 countries and has a current market capitalization of approximately $30 billion. Approximately 15,000 passionate, talented and committed employees from a diversity of backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com.

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NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this release is furnished. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions and supply and demand dynamics in market segments into which the Company sells; political risks, including the risks of unanticipated government actions; acts of war or terrorism; the inability to eliminate stranded costs previously allocated to the Company’s Electronic Materials and Performance Materials divisions, which have been divested, and other unexpected impacts of the divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; our ability to execute the projects in our backlog; asset impairments due to economic conditions or specific events; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; costs and outcomes of litigation or regulatory investigations; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures, including reputational impacts; the Company’s ability to implement and operate with new technologies; the impact of changes in environmental, tax or other legislation, economic sanctions and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2016. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for share data)
The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, our non-GAAP measures are determined by adjusting the most directly comparable GAAP financial measure to exclude certain disclosed items (“non-GAAP adjustments”) that we believe are not representative of the underlying business performance. For example, Air Products has executed its strategic plan to restructure the Company to focus on its core Industrial Gases business. This resulted in significant cost reduction and asset actions that we believe are important for investors to understand separately from the performance of the underlying business. The reader should be aware that we may incur similar expenses in the future. The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. Investors should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
CONSOLIDATED RESULTS

	Continuing Operations
	Three Months Ended 30 September
2017 vs. 2016	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision (Benefit)(B)	Net Income	Diluted EPS
2017 GAAP	$455.7	20.7%		$44.8	$(1.3)	$474.2	$2.15
2016 GAAP	391.0	20.1%		39.3	96.8	289.4	1.32
Change GAAP	$64.7	60	bp	$5.5	$(98.1)	$184.8	$.83
% Change GAAP	17%			14%	(101)%	64%	63%
2017 GAAP	$455.7	20.7%		$44.8	$(1.3)	$474.2	$2.15
Business restructuring and cost reduction actions	48.4	2.2%		—	17.5	30.9	.14
Pension settlement loss	.9	—%		—	.3	.6	—
Gain on land sale(C)	(12.2)	(.5)%		—	(4.6)	(7.6)	(.03)
Tax election benefit	—	—%		—	111.4	(111.4)	(.50)
2017 Non-GAAP Measure	$492.8	22.4%		$44.8	$123.3	$386.7	$1.76
2016 GAAP	$391.0	20.1%		$39.3	$96.8	$289.4	$1.32
Business separation costs	21.7	1.1%		—	2.4	19.3	.09
Tax costs associated with business separation	—	—%		—	(4.1)	4.1	.02
Business restructuring and cost reduction actions	10.6	.6%		—	3.4	7.2	.03
Pension settlement loss	2.1	.1%		—	.7	1.4	.01
Loss on extinguishment of debt(D)	—	—%		—	2.6	4.3	.02
2016 Non-GAAP Measure	$425.4	21.9%		$39.3	$101.8	$325.7	$1.49
Change Non-GAAP Measure	$67.4	50	bp	$5.5	$21.5	$61.0	$.27
% Change Non-GAAP Measure	16%			14%	21%	19%	18%

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	Continuing Operations
	Twelve Months Ended 30 September
2017 vs. 2016	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision(B)	Net Income	Diluted EPS
2017 GAAP	$1,427.6	17.4%		$80.1	$260.9	$1,134.4	$5.16
2016 GAAP	1,529.7	20.4%		147.0	432.6	1,099.5	5.04
Change GAAP	$(102.1)	(300	)bp	$(66.9)	$(171.7)	$34.9	$.12
% Change GAAP	(7)%			(46)%	(40)%	3%	2%
2017 GAAP	$1,427.6	17.4%		$80.1	$260.9	$1,134.4	$5.16
Business separation costs	30.2	.4%		—	3.7	26.5	.12
Tax benefit associated with business separation	—	—%		—	5.5	(5.5)	(.02)
Business restructuring and cost reduction actions(E)	151.4	1.8%		—	41.6	109.3	.49
Pension settlement loss	10.5	.1%		—	3.9	6.6	.03
Goodwill and intangible asset impairment charge(F)	162.1	2.0%		—	4.6	154.1	.70
Gain on land sale(C)	(12.2)	(.1)%		—	(4.6)	(7.6)	(.03)
Equity method investment impairment charge	—	—%		79.5	—	79.5	.36
Tax election benefit	—	—%		—	111.4	(111.4)	(.50)
2017 Non-GAAP Measure	$1,769.6	21.6%		$159.6	$427.0	$1,385.9	$6.31
2016 GAAP	$1,529.7	20.4%		$147.0	$432.6	$1,099.5	$5.04
Business separation costs	50.6	.7%		—	3.9	46.7	.21
Tax costs associated with business separation	—	—%		—	(51.8)	51.8	.24
Business restructuring and cost reduction actions	34.5	.4%		—	9.8	24.7	.11
Pension settlement loss	5.1	.1%		—	1.8	3.3	.02
Loss on extinguishment of debt(D)	—	—%		—	2.6	4.3	.02
2016 Non-GAAP Measure	$1,619.9	21.6%		$147.0	$398.9	$1,230.3	$5.64
Change Non-GAAP Measure	$149.7	—		$12.6	$28.1	$155.6	$.67
% Change Non-GAAP Measure	9%			9%	7%	13%	12%

(A)	Operating margin is calculated by dividing operating income by sales.

(B)
The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. Refer to Note 7, Tax Election Benefit, for additional detail on the 2017 tax election benefit.

(C)	Reflected on the consolidated income statements in “Other income (expense), net.”

(D)	Income from continuing operations before taxes impact of $6.9 for the three and twelve months ended 30 September 2016.

(E)	Noncontrolling interests impact of $.5 in fiscal year 2017.

(F)	Noncontrolling interests impact of $3.4 in fiscal year 2017.

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ADJUSTED EBITDA
We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non‑operating income (expense), net, income tax provision (benefit), and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.
Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2017	Q1	Q2	Q3	Q4	FY2017
Income from Continuing Operations (A)	$258.2	$310.1	$106.4	$480.5	$1,155.2
Add: Interest expense	29.5	30.5	29.8	30.8	120.6
Less: Other non-operating income (expense), net	—	9.7	9.8	9.5	29.0
Add: Income tax provision (benefit)	78.4	94.5	89.3	(1.3)	260.9
Add: Depreciation and amortization	206.1	211.8	216.9	231.0	865.8
Add: Business separation costs	30.2	—	—	—	30.2
Add: Business restructuring and cost reduction actions	50.0	10.3	42.7	48.4	151.4
Add: Pension settlement loss	—	4.1	5.5	.9	10.5
Add: Goodwill and intangible asset impairment charge	—	—	162.1	—	162.1
Less: Gain on land sale(B)	—	—	—	12.2	12.2
Add: Equity method investment impairment charge	—	—	79.5	—	79.5
Adjusted EBITDA	$652.4	$651.6	$722.4	$768.6	$2,795.0
2016	Q1	Q2	Q3	Q4	FY2016
Income from Continuing Operations (A)	$287.2	$284.7	$255.7	$294.4	$1,122.0
Add: Interest expense	22.2	25.7	35.1	32.2	115.2
Add: Income tax provision	96.4	93.5	145.9	96.8	432.6
Add: Depreciation and amortization	214.7	213.9	213.5	212.5	854.6
Add: Business separation costs	12.0	7.4	9.5	21.7	50.6
Add: Business restructuring and cost reduction actions	—	10.7	13.2	10.6	34.5
Add: Pension settlement loss	—	2.0	1.0	2.1	5.1
Add: Loss on extinguishment of debt	—	—	—	6.9	6.9
Adjusted EBITDA	$632.5	$637.9	$673.9	$677.2	$2,621.5

(A)	Includes net income attributable to noncontrolling interests.

(B)	Reflected on the consolidated income statements in “Other income (expense), net.”

2017 vs. 2016	Q1	Q2	Q3	Q4	FY
Change GAAP
Income from continuing operations change	$(29.0)	$25.4	$(149.3)	$186.1	$33.2
Income from continuing operations % change	(10)%	9%	(58)%	63%	3%
Change Non-GAAP
Adjusted EBITDA change	$19.9	$13.7	$48.5	$91.4	$173.5
Adjusted EBITDA % change	3%	2%	7%	13%	7%

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Below is a reconciliation of segment operating income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Three Months Ended 30 September 2017
Operating income (loss)	$266.1		$118.5		$152.0		$12.4	$(56.2)	$492.8
Operating margin	27.9%		23.0%		27.5%				22.4%
Three Months Ended 30 September 2016
Operating income (loss)	$224.1		$98.3		$110.0		$22.7	$(29.7)	$425.4
Operating margin	25.5%		23.7%		24.5%				21.9%
Operating income (loss) change	$42.0		$20.2		$42.0		$(10.3)	$(26.5)	$67.4
Operating income (loss) % change	19%		21%		38%		(45)%	(89)%	16%
Operating margin change	240	bp	(70	) bp	300	bp			50	bp
NON-GAAP MEASURE
Three Months Ended 30 September 2017
Operating income (loss)	$266.1		$118.5		$152.0		$12.4	$(56.2)	$492.8
Add: Depreciation and amortization	119.6		48.2		57.6		2.9	2.7	231.0
Add: Equity affiliates' income	16.3		13.6		14.6		.3	—	44.8
Adjusted EBITDA	$402.0		$180.3		$224.2		$15.6	$(53.5)	$768.6
Adjusted EBITDA margin	42.2%		35.0%		40.6%				34.9%
Three Months Ended 30 September 2016
Operating income (loss)	$224.1		$98.3		$110.0		$22.7	$(29.7)	$425.4
Add: Depreciation and amortization	112.7		45.6		47.7		2.0	4.5	212.5
Add: Equity affiliates' income	14.5		10.4		13.9		.5	—	39.3
Adjusted EBITDA	$351.3		$154.3		$171.6		$25.2	$(25.2)	$677.2
Adjusted EBITDA margin	40.0%		37.2%		38.2%				34.8%
Adjusted EBITDA change	$50.7		$26.0		$52.6		$(9.6)	$(28.3)	$91.4
Adjusted EBITDA % change	14%		17%		31%		(38)%	(112)%	13%
Adjusted EBITDA margin change	220	bp	(220	) bp	240	bp			10	bp

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	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Twelve Months Ended 30 September 2017
Operating income (loss)	$950.6		$387.1		$531.2		$71.3	$(170.6)	$1,769.6
Operating margin	26.1%		21.7%		27.0%				21.6%
Twelve Months Ended 30 September 2016
Operating income (loss)	$893.2		$384.6		$451.0		$(21.3)	$(87.6)	$1,619.9
Operating margin	26.7%		22.6%		26.2%				21.6%
Operating income (loss) change	$57.4		$2.5		$80.2		$92.6	$(83.0)	$149.7
Operating income (loss) % change	6%		1%		18%		435%	(95)%	9%
Operating margin change	(60	) bp	(90	) bp	80	bp			— bp
NON-GAAP MEASURE
Twelve Months Ended 30 September 2017
Operating income (loss)	$950.6		$387.1		$531.2		$71.3	$(170.6)	$1,769.6
Add: Depreciation and amortization	464.4		177.1		203.2		8.9	12.2	865.8
Add: Equity affiliates' income	58.1		47.1		53.5		.9	—	159.6
Adjusted EBITDA	$1,473.1		$611.3		$787.9		$81.1	$(158.4)	$2,795.0
Adjusted EBITDA margin	40.5%		34.3%		40.1%				34.1%
Twelve Months Ended 30 September 2016
Operating income (loss)	$893.2		$384.6		$451.0		$(21.3)	$(87.6)	$1,619.9
Add: Depreciation and amortization	443.6		185.7		197.9		7.9	19.5	854.6
Add: Equity affiliates' income	52.7		36.5		57.8		—	—	147.0
Adjusted EBITDA	$1,389.5		$606.8		$706.7		$(13.4)	$(68.1)	$2,621.5
Adjusted EBITDA margin	41.6%		35.6%		41.1%				34.9%
Adjusted EBITDA change	$83.6		$4.5		$81.2		$94.5	$(90.3)	$173.5
Adjusted EBITDA % change	6%		1%		11%		705%	(133)%	7%
Adjusted EBITDA margin change	(110	) bp	(130	) bp	(100	) bp			(80	) bp
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Twelve Months Ended
	30 September		30 September
Operating Income	2017	2016	2017	2016
Segment total	$492.8	$425.4	$1,769.6	$1,619.9
Business separation costs	—	(21.7)	(30.2)	(50.6)
Business restructuring and cost reduction actions	(48.4)	(10.6)	(151.4)	(34.5)
Pension settlement loss	(.9)	(2.1)	(10.5)	(5.1)
Goodwill and intangible asset impairment charge	—	—	(162.1)	—
Gain on land sale(A)	12.2	—	12.2	—
Consolidated Total	$455.7	$391.0	$1,427.6	$1,529.7

(A)	Reflected on the consolidated income statements in “Other income (expense), net.”

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income:

	Three Months Ended		Twelve Months Ended
	30 September		30 September
Equity Affiliates' Income	2017	2016	2017	2016
Segment total	$44.8	$39.3	$159.6	$147.0
Equity method investment impairment charge	—	—	(79.5)	—
Consolidated Total	$44.8	$39.3	$80.1	$147.0

INCOME TAXES
The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Effective Tax Rate
	Three Months Ended 30 September		Twelve Months Ended 30 September
	2017	2016	2017	2016
Income Tax Provision (Benefit) — GAAP	$(1.3)	$96.8	$260.9	$432.6
Income From Continuing Operations Before Taxes — GAAP	$479.2	$391.2	$1,416.1	$1,554.6
Effective Tax Rate — GAAP	(.3)%	24.7%	18.4%	27.8%
Income Tax Provision (Benefit) — GAAP	$(1.3)	$96.8	$260.9	$432.6
Business separation costs	—	2.4	3.7	3.9
Tax benefit (costs) associated with business separation	—	(4.1)	5.5	(51.8)
Business restructuring and cost reduction actions	17.5	3.4	41.6	9.8
Pension settlement loss	.3	.7	3.9	1.8
Goodwill and intangible asset impairment charge	—	—	4.6	—
Gain on land sale	(4.6)	—	(4.6)	—
Equity method investment impairment charge	—	—	—	—
Loss on extinguishment of debt	—	2.6	—	2.6
Tax election benefit	111.4	—	111.4	—
Income Tax Provision — Non-GAAP Measure	$123.3	$101.8	$427.0	$398.9
Income From Continuing Operations Before Taxes — GAAP	$479.2	$391.2	$1,416.1	$1,554.6
Business separation costs	—	21.7	30.2	50.6
Business restructuring and cost reduction actions	48.4	10.6	151.4	34.5
Pension settlement loss	.9	2.1	10.5	5.1
Goodwill and intangible asset impairment charge	—	—	162.1	—
Gain on land sale	(12.2)	—	(12.2)	—
Equity method investment impairment charge	—	—	79.5	—
Loss on extinguishment of debt	—	6.9	—	6.9
Income From Continuing Operations Before Taxes — Non-GAAP Measure	$516.3	$432.5	$1,837.6	$1,651.7
Effective Tax Rate — Non-GAAP Measure	23.9%	23.5%	23.2%	24.2%

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CAPITAL EXPENDITURES
We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash in the consolidated statements of cash flows within "Cash Provided by Operating Activities" if the arrangement qualifies as a capital lease.
Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 30 September		Twelve Months Ended 30 September
	2017	2016	2017	2016
Capital expenditures for continuing operations – GAAP basis	$241.1	$206.8	$1,056.0	$907.7
Capital lease expenditures	3.1	2.6	9.9	27.2
Capital expenditures – Non-GAAP basis	$244.2	$209.4	$1,065.9	$934.9
We expect capital expenditures for fiscal year 2018 to be approximately $1,000 to $1,200 on a GAAP and non-GAAP basis.

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RETURN ON CAPITAL EMPLOYED (ROCE)
Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is calculated based on trailing four quarters and is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. This non-GAAP measure has been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt, total equity, and redeemable noncontrolling interest less noncontrolling interests and total assets of discontinued operations.

	FY2017		FY2016
Net income from continuing operations attributable to Air Products	1,134.4		$1,099.5
Interest expense	120.6		115.2
Interest expense tax impact	(27.5)		(32.6)
Interest expense, after-tax	93.1		82.6
Net income attributable to noncontrolling interests of continuing operations	20.8		22.5
Earnings After-Tax—GAAP	1,248.3		$1,204.6

Disclosed items, after-tax
Business separation costs	26.5		$46.7
Tax (benefit) costs associated with business separation	(5.5)		51.8
Business restructuring and cost reduction actions	109.3		24.7
Pension settlement loss	6.6		3.3
Goodwill and intangible asset impairment charge	154.1		—
Gain on land sale	(7.6)		—
Equity method investment impairment charge	79.5		—
Loss on extinguishment of debt	—		4.3
Tax election benefit	(111.4)		—
Earnings After-Tax—Non‑GAAP	1,499.8		$1,335.4

Five-Quarter Average Total Capital	12,391.8		10,779.4

ROCE—GAAP items	10.1%		11.2%
Change GAAP-based Measure	(110	) bp

ROCE—Non-GAAP items	12.1%		12.4%
Change Non-GAAP-based Measure	(30	) bp

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OUTLOOK
Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business performance. While we might incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
	Q1	Full Year
2017 GAAP	$1.15	$5.16
Business separation costs	.12	.12
Tax costs (benefit) associated with business separation	.01	(.02)
Business restructuring and cost reduction actions	.19	.49
Pension settlement loss	—	.03
Goodwill and intangible asset impairment charge	—	.70
Gain on land sale	—	(.03)
Equity method investment impairment charge	—	.36
Tax election benefit	—	(.50)
2017 Non-GAAP Measure	$1.47	$6.31
2018 Non-GAAP Outlook	1.60–1.70	6.85–7.05
Change Non-GAAP	.13–.23	.54–.74
% Change Non-GAAP	9%–16%	9%–12%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	30 September		30 September
(Millions of dollars, except for share data)	2017	2016	2017	2016
Sales	$2,203.1	$1,945.5	$8,187.6	$7,503.7
Cost of sales	1,545.3	1,347.5	5,753.4	5,176.6
Selling and administrative	187.5	174.9	715.6	685.0
Research and development	13.3	17.8	57.8	71.6
Business separation costs	—	21.7	30.2	50.6
Business restructuring and cost reduction actions	48.4	10.6	151.4	34.5
Pension settlement loss	.9	2.1	10.5	5.1
Goodwill and intangible asset impairment charge	—	—	162.1	—
Other income (expense), net	48.0	20.1	121.0	49.4
Operating Income	455.7	391.0	1,427.6	1,529.7
Equity affiliates' income	44.8	39.3	80.1	147.0
Interest expense	30.8	32.2	120.6	115.2
Other non-operating income (expense), net — Refer to Note 1	9.5	—	29.0	—
Loss on extinguishment of debt	—	6.9	—	6.9
Income From Continuing Operations Before Taxes	479.2	391.2	1,416.1	1,554.6
Income tax provision (benefit)	(1.3)	96.8	260.9	432.6
Income From Continuing Operations	480.5	294.4	1,155.2	1,122.0
Income (Loss) From Discontinued Operations, net of tax	(5.5)	106.5	1,866.0	(460.5)
Net Income	475.0	400.9	3,021.2	661.5
Net Income Attributable to Noncontrolling Interests of Continuing Operations	6.3	5.0	20.8	22.5
Net Income Attributable to Noncontrolling Interests of Discontinued Operations	—	1.9	—	7.9
Net Income Attributable to Air Products	$468.7	$394.0	$3,000.4	$631.1
Net Income Attributable to Air Products
Income from continuing operations	$474.2	$289.4	$1,134.4	$1,099.5
Income (Loss) from discontinued operations	(5.5)	104.6	1,866.0	(468.4)
Net Income Attributable to Air Products	$468.7	$394.0	$3,000.4	$631.1
Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$2.17	$1.33	$5.20	$5.08
Income (Loss) from discontinued operations	(.02)	.48	8.56	(2.16)
Net Income Attributable to Air Products	$2.15	$1.81	$13.76	$2.92
Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$2.15	$1.32	$5.16	$5.04
Income (Loss) from discontinued operations	(.02)	.48	8.49	(2.15)
Net Income Attributable to Air Products	$2.13	$1.80	$13.65	$2.89
Weighted Average Common Shares – Basic (in millions)	218.4	217.2	218.0	216.4
Weighted Average Common Shares – Diluted (in millions)	220.1	219.0	219.8	218.3
Dividends Declared Per Common Share – Cash	$.95	$.86	$3.71	$3.39
Other Data from Continuing Operations
Depreciation and amortization	$231.0	$212.5	$865.8	$854.6
Capital expenditures – Refer to page 11	$244.2	$209.4	$1,065.9	$934.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 September	30 September
(Millions of dollars)	2017	2016
Assets
Current Assets
Cash and cash items	$3,273.6	$1,293.2
Short-term investments	404.0	—
Trade receivables, net	1,174.0	1,146.2
Inventories	335.4	255.0
Contracts in progress, less progress billings	84.8	64.6
Prepaid expenses	191.4	93.9
Other receivables and current assets	403.3	538.2
Current assets of discontinued operations	10.2	926.2
Total Current Assets	5,876.7	4,317.3
Investment in net assets of and advances to equity affiliates	1,286.9	1,283.6
Plant and equipment, at cost	19,547.8	18,660.2
Less: accumulated depreciation	11,107.6	10,400.5
Plant and equipment, net	8,440.2	8,259.7
Goodwill, net	721.5	845.1
Intangible assets, net	368.3	387.9
Noncurrent capital lease receivables	1,131.8	1,221.7
Other noncurrent assets	641.8	671.0
Noncurrent assets of discontinued operations	—	1,042.3
Total Noncurrent Assets	12,590.5	13,711.3
Total Assets	$18,467.2	$18,028.6
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,814.3	$1,652.2
Accrued income taxes	98.6	117.9
Short-term borrowings	144.0	935.8
Current portion of long-term debt	416.4	365.4
Current liabilities of discontinued operations	15.7	211.8
Total Current Liabilities	2,489.0	3,283.1
Long-term debt	3,402.4	3,909.7
Other noncurrent liabilities	1,611.9	1,816.5
Deferred income taxes	778.4	710.4
Noncurrent liabilities of discontinued operations	—	1,095.5
Total Noncurrent Liabilities	5,792.7	7,532.1
Total Liabilities	8,281.7	10,815.2
Air Products Shareholders’ Equity	10,086.2	7,079.6
Noncontrolling Interests	99.3	133.8
Total Equity	10,185.5	7,213.4
Total Liabilities and Equity	$18,467.2	$18,028.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	30 September
(Millions of dollars)	2017	2016
Operating Activities
Net income	$3,021.2	$661.5
Less: Net income attributable to noncontrolling interests of continuing operations	20.8	22.5
Less: Net income attributable to noncontrolling interests of discontinued operations	—	7.9
Net income attributable to Air Products	3,000.4	631.1
(Income) Loss from discontinued operations	(1,866.0)	468.4
Income from continuing operations attributable to Air Products	1,134.4	1,099.5
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	865.8	854.6
Deferred income taxes	(38.0)	61.8
Loss on extinguishment of debt	—	6.9
Undistributed earnings of unconsolidated affiliates	(60.1)	(51.1)
Gain on sale of assets and investments	(24.3)	(7.3)
Share-based compensation	39.9	31.0
Noncurrent capital lease receivables	92.2	85.5
Goodwill and intangible asset impairment charge	162.1	—
Equity method investment impairment charge	79.5	—
Write-down of long-lived assets associated with restructuring	69.2	—
Other adjustments	165.4	156.7
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(73.6)	(44.8)
Inventories	6.4	32.2
Contracts in progress, less progress billings	(19.3)	28.2
Other receivables	124.7	(6.7)
Payables and accrued liabilities	163.8	60.1
Other working capital	(154.0)	(47.8)
Cash Provided by Operating Activities	2,534.1	2,258.8
Investing Activities
Additions to plant and equipment	(1,039.7)	(907.7)
Acquisitions, less cash acquired	(8.2)	—
Investment in and advances to unconsolidated affiliates	(8.1)	—
Proceeds from sale of assets and investments	42.5	44.6
Purchases of investments	(2,692.6)	—
Proceeds from investments	2,290.7	—
Other investing activities	(2.3)	(1.7)
Cash Used for Investing Activities	(1,417.7)	(864.8)
Financing Activities
Long-term debt proceeds	2.4	386.9
Payments on long-term debt	(483.9)	(480.4)
Net decrease in commercial paper and short-term borrowings	(798.6)	(144.2)
Dividends paid to shareholders	(787.9)	(721.2)
Proceeds from stock option exercises	68.4	141.3
Other financing activities	(41.3)	(42.6)
Cash Used for Financing Activities	(2,040.9)	(860.2)
Discontinued Operations
Cash (used for) provided by operating activities	(966.2)	401.9
Cash provided by (used for) investing activities	3,750.6	(204.2)
Cash provided by financing activities	69.5	555.9
Cash Provided by Discontinued Operations	2,853.9	753.6
Effect of Exchange Rate Changes on Cash	13.4	7.5
Increase in Cash and Cash Items	1,942.8	1,294.9
Cash and Cash items - Beginning of Year	1,330.8	206.4
Cash and Cash items - End of Period	$3,273.6	$1,501.3
Less: Cash and Cash Items - Discontinued Operations	—	208.1
Cash and Cash Items - Continuing Operations	$3,273.6	$1,293.2
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds) (Inclusive of $947.9 and $66.8 related to discontinued operations for 2017 and 2016, respectively)	$1,348.8	$440.8

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Three Months Ended 30 September 2017
Sales	$952.9	$514.8	$552.2	$171.1	$12.1	$2,203.1
Operating income (loss)	266.1	118.5	152.0	12.4	(56.2)	492.8
Depreciation and amortization	119.6	48.2	57.6	2.9	2.7	231.0
Equity affiliates' income	16.3	13.6	14.6	.3	—	44.8
Three Months Ended 30 September 2016
Sales	$877.4	$414.3	$448.9	$157.1	$47.8	$1,945.5
Operating income (loss)	224.1	98.3	110.0	22.7	(29.7)	425.4
Depreciation and amortization	112.7	45.6	47.7	2.0	4.5	212.5
Equity affiliates' income	14.5	10.4	13.9	.5	—	39.3

Twelve Months Ended 30 September 2017
Sales	$3,637.0	$1,780.4	$1,964.7	$722.9	$82.6	$8,187.6
Operating income (loss)	950.6	387.1	531.2	71.3	(170.6)	1,769.6
Depreciation and amortization	464.4	177.1	203.2	8.9	12.2	865.8
Equity affiliates' income	58.1	47.1	53.5	.9	—	159.6
Twelve Months Ended 30 September 2016
Sales	$3,344.1	$1,704.4	$1,720.4	$498.8	$236.0	$7,503.7
Operating income (loss)	893.2	384.6	451.0	(21.3)	(87.6)	1,619.9
Depreciation and amortization	443.6	185.7	197.9	7.9	19.5	854.6
Equity affiliates' income	52.7	36.5	57.8	—	—	147.0
Total Assets
30 September 2017	$5,840.8	$3,276.1	$4,412.1	$279.6	$4,648.4	$18,457.0
30 September 2016	5,896.7	3,178.6	4,232.7	367.6	2,384.5	16,060.1
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Twelve Months Ended
	30 September		30 September
Operating Income	2017	2016	2017	2016
Segment total	$492.8	$425.4	$1,769.6	$1,619.9
Business separation costs	—	(21.7)	(30.2)	(50.6)
Business restructuring and cost reduction actions	(48.4)	(10.6)	(151.4)	(34.5)
Pension settlement loss	(.9)	(2.1)	(10.5)	(5.1)
Goodwill and intangible asset impairment charge	—	—	(162.1)	—
Gain on land sale(A)	12.2	—	12.2	—
Consolidated Total	$455.7	$391.0	$1,427.6	$1,529.7

(A)	Reflected on the consolidated income statements in “Other income (expense), net.”

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income:

	Three Months Ended		Twelve Months Ended
	30 September		30 September
Equity Affiliates' Income	2017	2016	2017	2016
Segment total	$44.8	$39.3	$159.6	$147.0
Equity method investment impairment charge	—	—	(79.5)	—
Consolidated Total	$44.8	$39.3	$80.1	$147.0
Below is a reconciliation of segment total assets to consolidated total assets:

	30 September	30 September
Total Assets	2017	2016
Segment total	$18,457.0	$16,060.1
Discontinued operations	10.2	1,968.5
Consolidated Total	$18,467.2	$18,028.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars, unless otherwise indicated)
1. MATERIALS TECHNOLOGIES SEPARATION
On 16 September 2015, the Company announced plans to separate its Materials Technologies segment, which contained two divisions, the Electronic Materials Division (EMD) and the Performance Materials Division (PMD). On 1 October 2016, the Company completed the spin-off of EMD as Versum Materials, Inc., or Versum, an independent publicly traded company. On 3 January 2017, the Company completed the sale of PMD to Evonik Industries AG for $3.8 billion in cash. A gain of $2,870 ($1,828 after-tax, or $8.32 per share) was recognized on the sale. A portion of the proceeds from the sale have been included in "Short-term investments" on the consolidated balance sheets. Associated interest income has been reflected on the consolidated income statements as “Other non-operating income (expense), net." As a result of these transactions, both EMD and PMD are reflected in our consolidated financial statements as discontinued operations for all periods presented.
In fiscal year 2017, we incurred separation costs of $30.2 ($26.5 after-tax, or $.12 per share), primarily related to legal and advisory costs associated with these transactions. The costs are reflected on the consolidated income statements as “Business separation costs.” In addition, our income tax provision for fiscal year 2017 includes net tax benefits of $5.5 primarily related to changes in tax positions on business separation activities.
The results of the Corporate and other segment include stranded costs related to the presentation of EMD and PMD as discontinued operations. The majority of these costs are reimbursed to Air Products pursuant to short-term transition services agreements under which Air Products provides transition services to Versum for EMD and to Evonik for PMD. The reimbursement for costs in support of the transition services has been reflected on the consolidated income statements within “Other income (expense), net.” We expect all transition services to end by 31 March 2018.
2. BUSINESS RESTRUCTURING AND COST REDUCTION ACTIONS
For the three months ended 30 September 2017, we recognized an expense of $48.4 ($30.9 after-tax, or $.14 per share) for cost reduction and asset actions. Severance and other benefits totaled $38.8, and asset actions totaled $9.6.
For the twelve months ended 30 September 2017, we recognized a net expense of $151.4 ($109.3 attributable to Air Products, after-tax, or $.49 per share). Asset actions totaled $88.5 for fiscal year 2017 and primarily included charges resulting from the write‑down of an air separation unit in the Industrial Gases – EMEA segment that was constructed mainly to provide oxygen to one of the Energy‑from‑Waste plants, the planned sale of a non-industrial gas hardgoods business in the Industrial Gases – Americas segment, and the closure of a facility in the Corporate and other segment that manufactured LNG heat exchangers. Severance and other benefits totaled $66.3 for fiscal year 2017. The 2017 actions were partially offset by the favorable settlement of the remaining $3.4 accrued balance associated with prior business restructuring actions.
3. PENSION SETTLEMENT
Certain of our pension plans provide for a lump sum benefit payment option at the time of retirement, or for corporate officers, six months after their retirement date. A participant's vested benefit is considered settled upon cash payment of the lump sum. We recognize pension settlement losses when cash payments exceed the sum of the service and interest cost components of net periodic benefit cost of the plan for the fiscal year. For the three and twelve months ended 30 September 2017, we recognized pension settlement losses of $.9 ($.6 after-tax) and $10.5 ($6.6 after-tax, or $.03 per share), respectively, to accelerate recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss associated with the U.S. Supplementary Pension Plan.
4. GOODWILL AND INTANGIBLE ASSET IMPAIRMENT CHARGE
During the third quarter of fiscal year 2017, we determined that the goodwill and indefinite-lived intangible assets (primarily acquired trade names) associated with our Latin America reporting unit of our Industrial Gases – Americas segment were impaired. We recorded a noncash impairment charge of $162.1 ($154.1 attributable to Air Products, after-tax, or $.70 per share), which was driven by lower economic growth and profitability in the region. This charge was not deductible for tax purposes and has been excluded from segment operating income.
5. GAIN ON LAND SALE
During the fourth quarter of fiscal year 2017, we sold a parcel of land resulting in a gain of $12.2 ($7.6 after-tax, or $.03 per share). The gain is reflected on the consolidated income statements in “Other income (expense), net."

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6. EQUITY METHOD INVESTMENT IMPAIRMENT CHARGE
During the third quarter of fiscal year 2017, we determined there was an other-than-temporary impairment of our investment in Abdullah Hashim Industrial Gases & Equipment Co., Ltd. (AHG), a 25%-owned equity affiliate in our Industrial Gases – EMEA segment. We recorded a noncash impairment charge of $79.5 ($.36 per share) to reduce the carrying value of our investment. This charge was not deductible for tax purposes and has been excluded from segment operating income. The decline in value results from expectations for lower future cash flows to be generated by AHG, primarily due to challenging economic conditions in Saudi Arabia, increased competition, and capital project growth opportunities not materializing as once anticipated.
7. TAX ELECTION BENEFIT
During the fourth quarter of fiscal year 2017, we made a tax election related to a non-U.S. subsidiary that resulted in a net income tax benefit of $111.4 ($.50 per share).
8. ENERGY-FROM-WASTE
During the second quarter of fiscal year 2016, the Board of Directors approved the Company’s exit of its Energy‑from‑Waste (EfW) business. As a result, efforts to start up and operate its two EfW projects located in Tees Valley, United Kingdom, were discontinued, and a loss on disposal of $945.7 ($846.6 after-tax) was recorded to write down plant assets to their estimated net realizable value and record a liability for plant disposition and other costs.
During the first quarter of fiscal year 2017, we determined that it is unlikely for a buyer to assume the remaining assets and contract obligations, including land lease obligations. As a result, we recorded an additional loss of $59.3 ($47.1 after-tax) in results of discontinued operations, of which $53.0 related primarily to land lease obligations and $6.3 was recorded to update our estimate of the net realizable value of the plant assets as of 31 December 2016. There have been no changes to our estimates during the fourth quarter of fiscal year 2017.
9. NEW ACCOUNTING GUIDANCE
In March 2016, the Financial Accounting Standards Board (FASB) issued an update to simplify the accounting for employee share-based payments, including the income tax impacts, the classification on the statement of cash flows, and forfeitures. We elected to early adopt this guidance in the first quarter of fiscal year 2017. The new guidance requires excess tax benefits and deficiencies to be recognized in the income statement rather than in additional paid‑in capital on the balance sheet. As a result of applying this change prospectively, we recognized $4.4 and $17.6 of excess tax benefits in our provision for income taxes during the three and twelve months ended 30 September 2017, respectively.